Exhibit 99.1

Harrah’s Entertainment, Inc. and Harrah’s Operating Company, Inc. Commence Tender Offers and Consent Solicitations For Debt Securities and Convertible Debt Securities

FOR RELEASE FRIDAY, December 21, 2007

LAS VEGAS, NEVADA—Harrah’s Entertainment, Inc. (NYSE: HET) (“Harrah’s Entertainment”), announced today that Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a subsidiary of Harrah’s Entertainment, is commencing cash tender offers and consent solicitations for five series of outstanding debt securities, and Harrah’s Operating and Harrah’s Entertainment are commencing a cash tender offer and consent solicitation for one series of outstanding convertible debt securities. These tender offers and consent solicitations are being conducted in connection with the previously announced agreement of Harrah’s Entertainment to be merged with an affiliate of Apollo Global Management, LLC and TPG Capital, LP (the “Merger”). Completion of the tender offers and consent solicitations is not a condition to completion of the Merger. However, each tender offer and consent solicitation is itself subject to the satisfaction of certain conditions, including the satisfaction of the conditions precedent to the Merger as set forth in the agreement and plan of merger dated as of December 19, 2006 by and among Harrah’s Entertainment, Hamlet Holdings LLC and Hamlet Merger Inc., and the receipt of consents of the noteholders representing a majority of the outstanding principal amount of each series of the securities. The consent solicitation with respect to each series of securities is not conditioned upon receipt by the Company of the requisite consent for any other series of securities.

If Harrah’s Operating and, in the case of the convertible debt securities, Harrah’s Entertainment, make a material change in the terms of any offer or consent solicitation or the information concerning any offer or consent solicitation, they will then disseminate additional offering materials and extend such offer or, if applicable, consent solicitation, to the extent required by law.

Debt Securities

The tender offers and consent solicitations with respect to the $250,000,000 principal amount outstanding of Senior Floating Rate Notes due 2008 (CUSIP No. 413627AR1) (the “Floating Rate Notes”) and the other notes set forth in the table below (together with the Floating Rate Notes, the “Debt Securities”) will expire at 8:00 a.m., New York City time, on January 23, 2008, unless extended or earlier terminated by Harrah’s Operating (the “Expiration Date”). In order to be eligible to receive the total consideration, which includes the consent payment, as set forth below, holders must validly tender, and not validly withdraw, their Debt Securities prior to 5:00 p.m., New York City time on January 7, 2008, unless extended or earlier terminated by Harrah’s Operating (the “Consent Payment Deadline”). Holders tendering their Debt Securities after the applicable Consent Payment Deadline but prior to the applicable Expiration Date will be eligible to receive an amount equal to the tender offer consideration, which is the total consideration less the consent payment, as set forth below. Debt Securities purchased in the tender offers will be paid for on the applicable payment date for each tender offer, which, assuming the tender offers are not extended, is expected to be promptly after the applicable Expiration Date. Payment for Debt Securities validly tendered and accepted will include accrued and unpaid interest to, but not including, the applicable payment date.

Tenders of debt securities prior to the Consent Payment Deadline may be validly withdrawn and consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter. Accordingly, tenders of Debt Securities and the related consents delivered after the Consent Payment Deadline will be irrevocable.

The tender offer consideration for the Floating Rate Notes (CUSIP No. 413627AR1; ISIN No. US413627AR15) is $970, and the total consideration for the Floating Rate Notes is $1,000, in each case for each of the $1,000 principal amount of the Floating Rate Notes tendered and accepted for purchase, pursuant to the tender offers. The consent payment included in the total consideration for the Floating Rate Notes is $30.00 for each $1,000 principal amount of the Floating Rate Notes validly tendered and not validly withdrawn prior to the Consent Payment Deadline.

The total consideration for each $1,000 principal amount of the remaining series of Debt Securities validly tendered and not validly withdrawn pursuant to the tender offers is the price (calculated as described in the Debt Securities Offer to Purchase referred to below) equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the payment date for purchased Debt Securities of $1,000 on the applicable maturity date for the Debt Securities plus (b) the present value on the scheduled payment date for purchased Debt Securities of the interest that would be payable on, or accrue from, the last interest payment date prior to such scheduled payment date until the applicable maturity date for the Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity on the applicable U.S. Treasury Security specified in the table below, as calculated by Citi, as lead dealer manager, in accordance with standard market practice, based on the bid-side price of such reference security as of 2:00 p.m., New York City time, on January 8, 2008, unless modified by Harrah’s Operating in its sole discretion, as displayed on the page of the Bloomberg Government Pricing Monitor specified in the table below or any recognized quotation source selected by Citi in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous plus (B) the Applicable Spread (as shown in the table below), minus (ii) accrued and unpaid interest to, but not including, the scheduled payment date.

The following table summarizes the material terms for the tender offers for the remaining series of Debt Securities:

CUSIP and ISIN Nos.	Principal Amount Outstanding	Security Description	Maturity Date	Applicable Spread	Reference Security	Relevant Bloomberg Page	Consent Payment per $1,000 Principal Amount
700690AJ9 US700690AJ90	$400,000,000	8.875% Senior Subordinated Notes due 2008	September 15, 2008	50 bps	3.125% UST due 9/15/08	PX3	$30.00
413627AE0 US413627AE02	$136,294,000	7.5% Senior Notes due 2009	January 15, 2009	50 bps	3.250% UST due 1/15/09	PX4	$30.00
700690AN0 US700690AN03	$425,000,000	7.5% Senior Notes due 2009	September 1, 2009	50 bps	4.000% UST due 6/31/09	PX4	$30.00
700690AS9 US700690AS99	$300,000,000	7% Senior Notes due 2013	April 15, 2013	50 bps	3.375% UST due 11/30/12	PX1	$30.00

Holders tendering their Debt Securities will be required to consent to the proposed amendments to the indentures governing the Debt Securities, which would eliminate or make less restrictive substantially all of the restrictive covenants, as well as certain events of default and related provisions, in the indentures. The tender offers and consent solicitations are being made pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 21, 2007 for the Debt Securities and the related Letter of Transmittal and Consent (the “Debt Securities Offer to Purchase”).

Convertible Debt Securities

Concurrent with the tender offers and consent solicitations for the Debt Securities, Harrah’s Operating and Harrah’s Entertainment are separately commencing a cash tender offer and consent solicitation with respect to the $375,000,000 principal amount outstanding of Floating Rate Contingent Convertible Senior Notes due 2024 of Harrah’s Operating (CUSIP No. 127687AA9; CUSIP No. 127687AB7; ISIN No. US127687AB73; ISIN No. US127687AA90) (the “Convertible Debt Securities”).

The tender offer and consent solicitation with respect to the Convertible Debt Securities will expire at 8:00 a.m., New York City time, on January 23, 2008, unless extended or earlier terminated by Harrah’s Operating and Harrah’s Entertainment.

The consideration for each $1,000 principal amount of Convertible Debt Securities validly tendered and not validly withdrawn pursuant to the tender offer and consent solicitation is $1,379.52, plus accrued and unpaid interest to, but not including, the payment date, which is expected to be promptly after the expiration date.

Holders tendering their Convertible Debt Securities will be required to consent to the proposed amendments to the indenture governing the Convertible Debt Securities, which would eliminate or make less restrictive substantially all of the restrictive covenants, as well as certain events of default and related provisions, in the indenture. The tender offer and consent solicitation is being made pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 21, 2007 for the Convertible Securities and the related Letter of Transmittal and Consent.

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Harrah’s Operating and Harrah’s Entertainment have retained Citi to act as lead dealer manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Copies of the Offer Documents and other related documents may be obtained from Global Bondholder Services Corporation, the information agent for the tender offers and consent solicitations, at (866) 924-2200 (toll free) or (212) 430-3774 (for banks and brokers only).

The tender offers and consent solicitations are being made solely pursuant to the applicable Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations. Holders of the Convertible Securities should also read the Schedule TO that Harrah’s Entertainment and Harrah’s Operating filed today with the U.S. Securities and Exchange Commission (the “SEC”). Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Debt Securities or Convertible Debt Securities or any other securities of Harrah’s Operating or Harrah’s Entertainment. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the securities should tender their securities or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s Entertainment has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. Its properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; it also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through an unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available at its Web site — http://www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s Entertainment and Harrah’s Operating. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s Entertainment and Harrah’s Operating may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed by Harrah’s Entertainment with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s Entertainment and Harrah’s Operating disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Media Contact:	Jacqueline Peterson
Harrah’s Entertainment, Inc.,
+1-702-494-4829

Investor Contact:	Jonathan Halkyard
Harrah’s Entertainment, Inc.,
+1-702-407-6346